Exhibit 99.1

Receipt of Bond Consents issued by Worldpay Finance plc

16 July 2018

Worldpay Inc. (NYSE: WP; LSE: WPY) announces that Worldpay Finance plc (the “Company”), has received consents from holders of approximately 74.75% of its €500 million 3.75% Senior Notes due 2022 (the “Notes”) (Reg S ISIN: XS1319701451, Rule 144A ISIN: XS1319700990), and guaranteed by Worldpay Group Limited (formerly Worldpay Group plc), following expiration of the consent solicitation (the “Solicitation”) launched on 29 June 2018, pursuant to the consent solicitation statement of such date (the “Consent Solicitation Statement”). The consents were sought to approve the proposed amendments to the indenture governing the Notes (the “Indenture”) to allow the Company to satisfy its ongoing reporting obligations under the Indenture by providing certain reports of Vantiv, LLC (in such capacity, the “Ultimate Parent Guarantor”), which is an indirect parent holding company of Worldpay Group Limited or any Parent Holdco (as defined in the Indenture) company of the Ultimate Parent Guarantor, as long as the Ultimate Parent Guarantor provides a guarantee of the Notes on the terms set forth in the Consent Solicitation Statement. The amendments also permit reports and calculations under the Indenture to be made based on GAAP or IFRS and make other related or consequential changes to the Indenture, as further described in the Consent Solicitation Statement. The amendments further provide for a guarantee of the Notes by the Ultimate Parent Guarantor and make certain other consequential or related changes reflecting such guarantee.

In connection with the Solicitation and the foregoing amendments, the Company has executed a supplemental indenture to the Indenture.

Full details of the terms and conditions of the Solicitation are set out in the Consent Solicitation Statement, which holders of the Notes can obtain from Lucid Issuer Services Limited (“Lucid”), the Tabulation Agent and Information Agent for the solicitation. Requests for copies of the Consent Solicitation Statement should be directed to Lucid: +44 20 7704 0880; worldpay@lucid-is.com.

Morgan Stanley & Co. LLC has acted as the Solicitation Agent in connection with the Solicitation. Questions from holders of Notes should be directed to Morgan Stanley: +44 207 677 5040; liabilitymanagementeurope@morganstanley.com.

Under no circumstances shall the solicitation constitute an offer to sell or issue or the solicitation of an offer to buy or subscribe for any Notes in any jurisdiction.

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Cautionary Statement

This communication is for information purposes only and does not constitute a prospectus or any offer to sell or the solicitation of an offer to buy any security in the United States of America or in any other jurisdiction. Securities may not be offered or sold in the United States of America absent registration or an exemption from registration under the U.S. Securities Act of 1933, as amended.

Forward-Looking Statements

This communication may include “forward-looking statements”. Forward-looking statements provide the Group’s current expectations, intentions or forecasts of future events. Forward-looking statements include statements about expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not statements of historical fact. Words or phrases such as “anticipate”, “believe”, “continue”, “ongoing”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “predict”, “project”, “target”, “seek” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause future results to differ materially from those expected or implied by the forward-looking statements.

In addition, even if future results are consistent with the forward-looking statements contained in this communication, those results may not be indicative of results in subsequent periods.

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THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION AS STIPULATED UNDER THE MARKET ABUSE REGULATION (EU NO. 596/2014).

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